Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2010 appearing in the Annual Report on Form 20-F of LJ International Inc. and its subsidiaries for the year ended December 31, 2009.
We also consent to the reference to our firm under the caption “Experts”.
/s/ GRUBER & COMPANY, LLC
GRUBER & COMPANY, LLC
CERTIFIED PUBLIC ACCOUNTANTS
Lake Saint Louis, MO
Date — July 29, 2010